Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-47647) of our report dated July 11, 2007, relating to the financial statements and supplemental schedule of the Golden State Water Company Investment Incentive Program appearing in the Plan’s Annual Report in this Form 11-K.

/s/ BDO Seidman, LLP
Costa Mesa, California
July 13, 2007

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